Exhibit 10.3

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

by and between

PE ONE SOURCE HOLDINGS, LLC,

and certain

STOCKHOLDERS OF NESCO HOLDINGS, INC.

Dated as of December 3, 2020

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of December 3, 2020 by and between the Persons identified on Schedule I hereto (each, a “Stockholder” and collectively the “Stockholders”) and PE One Source Holdings, LLC, a limited liability company organized under the laws of Delaware (the “Investor”). Capitalized terms used but not defined herein have the meanings assigned to them in the Common Stock Purchase Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Investment Agreement”), between Nesco Holdings, Inc., a corporation organized under the laws of Delaware (the “Company”) and the Investor.

WHEREAS, each Stockholder owns the number of shares of Common Stock set forth next to the name of such Stockholder on Schedule I (collectively, together with all shares of capital stock of the Company or other securities of the Company that such Stockholder purchases or otherwise acquires beneficial or record ownership of or becomes entitled to vote during the Restricted Period (as defined below), including by reason of any stock split, stock dividend, distribution, reclassification, recapitalization, conversion or other transaction, or pursuant to the vesting of restricted stock units or the exercise of options or warrants to purchase such shares or rights, the “Stockholder Shares”);

WHEREAS, the Board has approved this Agreement and the execution, delivery and performance thereof by the parties hereto;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and the Investor are entering into the Investment Agreement, which provides for, among other things, subject to the terms and conditions set forth therein, an equity investment by the Investor in the Company (the “Investment”) to finance a portion of the acquisition by the Company of Custom Truck One Source, L.P., a Delaware limited partnership;

WHEREAS, the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock is required under the General Corporation Law of the State of Delaware to approve the Amended Certificate of Incorporation and the affirmative vote of the holders of a majority of the total votes cast in person or by proxy at the Stockholders Meeting is required under the rules of NYSE to approve the Contemplated Transactions (such approval, the “Company Stockholder Approval”); and

WHEREAS, as a condition and inducement to the Investor’s willingness to enter into the Investment Agreement, the Investor has required each Stockholder to enter into this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:

Section 1 Covenants of the Stockholders.

(a) During the period beginning on the date of this Agreement and ending on the earliest of (x) the mutual agreement of each of the parties hereto, (y) the consummation of the Closing and the Acquisition Closing, and (z) the termination of the Investment Agreement in accordance with its terms (the “Restricted Period”), each Stockholder hereby agrees:

(i) to be present or otherwise cause the Stockholder Shares to be counted as present, in person or represented by proxy, at the Stockholders Meeting (including any adjournment or postponement thereof) and all other meetings (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of the Company, however called, to vote on any matter contemplated by this Agreement so that all of the Stockholder Shares owned beneficially or of record by such Stockholder will be counted for purposes of determining the presence of a quorum at such meeting;

(ii) at each such meeting, and at any adjournment or postponement thereof, to vote, or to cause the voting of, the Stockholder Shares owned beneficially or of record by such Stockholder in favor of: (1) the approval of the Contemplated Transactions; (2) the approval of the adoption of the Amended and Restated Certificate of Incorporation and such other amendments to the Certificate of Incorporation as may be necessary or appropriate to give effect to any of the Contemplated Transactions; and (3) without limitation of the preceding clauses (1) and (2), any proposal to adjourn or postpone the Stockholders Meeting to a later date if there are not sufficient votes to approve and, as applicable, adopt any of the Contemplated Transactions, the agreements related to the Contemplated Transactions or the Amended and Restated Certificate of Incorporation on the date on which the Stockholders Meeting is held; and

(iii) at each such meeting, and at any adjournment or postponement thereof, to vote, or to cause the voting of, the Stockholder Shares owned beneficially or of record by such Stockholder against: (1) any action, proposal, transaction or agreement that is intended or that would reasonably be expected to frustrate the purposes of, impede, hinder, interfere with, prevent or delay the consummation of, or otherwise be inconsistent with, the Investment or any of the other Contemplated Transactions or any of the other agreements related to the Investment or any of the other Contemplated Transactions, including: (aa) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries (other than the Investment and the Acquisition); (bb) a sale, lease or transfer of any material asset of the Company or any of its Subsidiaries or a reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; (cc) an election of new members to the Board, other than (x) individuals who are nominated by the Company for election and (y) new nominees to the Board approved in writing by the Investor or in accordance with the Investment Agreement; (dd) any change in the present capitalization or dividend policy of the Company or any of its Subsidiaries or any amendment or other change to the Company’s certificate of incorporation or bylaws or the organizational documents of any Subsidiary of the Company (other than pursuant to the Investment Agreement), except if approved in writing by the Investor; or (ee) any other change in the corporate structure or business of the Company or any of its Subsidiaries, except if approved in writing by the Investor, (2) any Acquisition Proposal and any action required or desirable in furtherance thereof or any other transaction, proposal, agreement or action made in opposition to the adoption of the Contemplated Transactions or in competition or inconsistent with the Investment and the other Contemplated Transactions, (3) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, agreement, representation or warranty of the Company contained in the Investment Agreement or the Acquisition Agreement or of such Stockholder contained in this Agreement, and (4) any action or agreement that would reasonably be expected to result in any condition to the consummation of the Contemplated Transaction not being fulfilled.

(b) During the Restricted Period, each Stockholder shall not, and shall cause such Stockholder’s Affiliates and Representatives not to, directly or indirectly, take any action that would be a breach of Section 6.7 of the Investment Agreement if taken by any of the Group Companies, their controlled Affiliates or their respective Representatives.

(c) In the event a Change of Recommendation is made by the Board in accordance with Section 6.7 of the Investment Agreement, solely in connection with a vote that is subject to Section 1(a) hereof:

(i) the number of shares of Common Stock that shall be considered “Stockholder Shares” pursuant to this Agreement shall be reduced, on a pro rata basis based on the relative beneficial ownership of shares of Common Stock covered by this Agreement, without any further notice or any action by the Company or such Stockholder, such that the aggregate number of Stockholder Shares pursuant to this Agreement shall be only such aggregate number that is equal to thirty-nine percent (39.0%) of the total number of outstanding shares of Common Stock; and

(ii) each Stockholder, in its sole discretion, shall be free to vote or cause to be voted, in person or by proxy, all of the shares of Common Stock that are no longer Stockholder Shares in any manner such Stockholder may choose.

Section 2 Irrevocable Proxy. Each Stockholder hereby revokes any proxies that such Stockholder has heretofore granted with respect to such Stockholder’s Stockholder Shares, hereby irrevocably constitutes and appoints the Investor as attorney-in-fact and proxy in accordance with the DGCL for and on such Stockholder’s behalf, for and in such Stockholder’s name, place and stead, to: (a) attend any and all meetings of the stockholders of the Company, including the Stockholders Meeting, including adjournments or postponements thereof; (b) vote the Stockholder Shares of such Stockholder in accordance with the provisions of Section 1(a)(ii) and Section 1(a)(iii) at any such meeting; and (c) represent and otherwise act for such Stockholder in the same manner and with the same effect as if such Stockholder were personally present at any such meeting. The foregoing proxy is coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Stockholder) until the end of the Restricted Period and shall not be terminated by operation of Law or upon the occurrence of any other event other than following a termination of this Agreement pursuant to Section 6.15. Each Stockholder authorizes such attorney-in-fact and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2 is given in connection with the execution by the Investor of the Investment Agreement and that such irrevocable proxy is given to secure the obligations of such Stockholder under Section 1. The irrevocable proxy set forth in this Section 2 is executed and intended to be irrevocable. Each Stockholder agrees not to grant any proxy that conflicts or is inconsistent with the proxy granted to the Investor in this Agreement.

Section 3 Representations and Warranties of the Stockholders. Each Stockholder represents and warrants to the Investor, severally and not jointly, as follows:

3.1. Authorization. Such Stockholder (a) is a corporation, partnership, limited liability company, trust or other entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of its jurisdiction of incorporation or organization, (b) has all requisite power and authority to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby, and (c) the execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Stockholder and no other proceedings on the part of any such Stockholder or such Stockholder’s equityholders are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due execution and delivery by the Investor, constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Authority before which any Proceeding seeking enforcement may be brought.

3.2. Consents and Approvals; No Violations.

(a) The execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby do not and will not require any filing or registration with, notification to, or authorization, permit, license, declaration, Order, consent or approval of, or other action by or in respect of, any Governmental Authority or the NYSE, except for the filing of an amendment to Schedule 13D with the SEC.

(b) The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated by this Agreement do not and will not (i) conflict with or violate any provision of the organizational documents of such Stockholder, (ii) conflict with or violate, in any respect, any Law applicable to such Stockholder or by which any property or asset of such Stockholder is bound, (iii) violate any order, judgment or decree applicable to such Stockholder, (iv) require any consent or notice, or result in any violation or breach of, or conflict with, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, result in the loss of any benefit under, or result in the triggering of any payments (including any right of acceleration of any royalties, fees, profit participations or other payments to any Person) pursuant to, any of the terms, conditions or provisions of any Contract to which such Stockholder is a party or by which any of such Stockholder’s properties or assets are bound or any Order or Law applicable to such Stockholder or such Stockholder’s properties or assets, or (v) result in the creation of a Lien on any property or asset of such Stockholder.

3.3. Ownership of Stockholder Shares. Such Stockholder (a) is the record or beneficial owner of all of the Stockholder Shares listed next to the name of such Stockholder on Schedule I, and has good valid title to all of such Stockholder Shares, free and clear of any and all Liens (other than as created by this Agreement or arising under applicable securities laws or the Existing Stockholders’ Agreement), (b) has and, except with respect to any Stockholder Shares transferred pursuant to a Permitted Transfer (as defined hereinafter), will have at all times through the Restricted Period the sole voting power with respect to such Stockholder Shares and (c) has not entered into any voting agreement with or granted any Person any proxy (revocable or irrevocable) with respect to such Stockholder Shares (other than this Agreement and the Existing Stockholders’ Agreement). As of the date hereof, the Stockholder Shares set forth on Schedule I constitute all of the shares of the Company’s common stock or other securities of the Company of which such Stockholder or any of its affiliates are the record or beneficial owner. As of the time of any meeting of the stockholders of the Company referred to in Section 1(a)(i), such Stockholder or such Stockholder’s Permitted Transferee will be the record or beneficial owner of all of the Stockholder Shares listed next to the name of such Stockholder on Schedule I with the sole voting power with respect to such Stockholders Shares.

3.4. Independent Advice. Such Stockholder has carefully reviewed the Investment Agreement and the other documentation relating to the Investment and the Contemplated Transactions, and has had an opportunity to discuss the Investment Agreement, such other documentation and this Agreement with an attorney of his, her or its own choosing.

3.5. Absence of Litigation. As of the date hereof, there is no action, suit, investigation, complaint or other proceeding pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder that would reasonably be expected to restrict or prohibit (or, if successful, would restrict or prohibit) the performance by such Stockholder of its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

3.6. Absence of Other Voting Agreements. None of the Stockholder Shares is or will be subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with this Agreement. None of the Stockholder Shares is subject to any pledge agreement pursuant to which such Stockholder does not retain voting rights with respect to the Stockholder Shares subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.

Section 4 No Transfers.

(a) Each Stockholder (with respect to itself and any indirect holder or beneficial owner) hereby agrees not to (i) Transfer (as defined below), or cause to be Transferred, any Stockholder Shares owned of record or beneficially by such Stockholder, or any voting rights with respect thereto, (ii) enter into any Contract with respect thereto, or (iii) grant any proxy (except as provided herein) or power of attorney with respect thereto. Each Stockholder hereby authorizes the Investor to direct the Company to impose stop transfer or similar orders to prevent the Transfer of any Stockholder Shares on the books of the Company in violation of this Agreement.

(b) Each Stockholder agrees that any shares of the Company and any other shares of capital stock or other equity of the Company that such Stockholder purchases or otherwise acquires or with respect to which such Stockholder otherwise acquires voting power shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Stockholder Shares as of the date of this Agreement, and such Stockholder shall promptly notify the Company of the existence of any such after acquired Stockholder Shares. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities.

(c) “Transfer” means (i) any direct or indirect sale, tender pursuant to a tender or exchange offer, assignment, encumbrance, disposition, pledge, hypothecation, gift or other transfer (by operation of law or otherwise), either voluntary or involuntary, of any capital stock or any interest (including any beneficial ownership interest) in any capital stock (including the right or power to vote any capital stock) or (ii) in respect of any capital stock or interest (including any beneficial ownership interest) in any capital stock, to directly or indirectly enter into any swap, derivative or other agreement, transaction or series of transactions, in each case referred to in this clause (ii) that has an exercise or conversion privilege or a settlement or payment mechanism determined with reference to, or derived from the value of, such capital stock, and that hedges or transfers, in whole or in part, directly or indirectly, the economic consequences of such capital stock or interest (including any beneficial ownership interest) in capital stock, whether any such transaction, swap, derivative or series of transactions is to be settled by delivery of securities, in cash or otherwise. A “Transfer” shall not include the transfer of (A) Stockholder Shares by a Stockholder to a controlled Affiliate of such Stockholder (each such transferee a “Permitted Transferee” and each such transfer, a “Permitted Transfer”), or (B) Stockholder Shares by a Stockholder after receipt of the Company Stockholder Approval. As a condition to any Permitted Transfer, the applicable Permitted Transferee shall be required to become a party to this Agreement by signing a joinder agreement hereto in form and substance reasonably satisfactory to Parent (each a “Joinder”). References to “the parties hereto” and similar references shall be deemed to include any later party signing a Joinder. For the avoidance of doubt, nothing in this Agreement shall restrict any direct or indirect Transfers of any equity interests in such Stockholder.

(d) Each Stockholder hereby agrees not to, and not to permit any entity under such Stockholder’s control to, deposit any of such Stockholder’s Stockholder Shares in a voting trust, enter into a voting trust or subject any of the Stockholder Shares owned beneficially or of record by such Stockholder to any arrangement with respect to the voting of such Stockholder Shares other than agreements entered into with the Investor.

(e) Any Transfer or attempted Transfer of any Stockholder Shares in violation of this Section 4 shall, to the fullest extent permitted by applicable Law, be null and void ab initio. If any involuntary Transfer of any of Stockholder’s Stockholder Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Stockholder Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

Section 5 Standstill Period and Superior Transaction Payment.

5.1. Standstill. During the Standstill Period (as defined in Section 5.3), each Stockholder shall not, and shall direct its Representatives (as defined in Section 5.3) not to (a) solicit, initiate or take any action to knowingly facilitate or knowingly encourage any inquiries or the making of any proposal from a person or group of persons that may constitute an Alternative Transaction (as defined in Section 5.3), (b) enter into or participate in any discussions or negotiations with any person or group of persons regarding an Alternative Transaction, (c) provide (including by way of access to any data room) any non-public information relating to CTOS (as defined in Section 5.3) or any of its subsidiaries, assets or businesses, or afford access to the assets, business, properties, books or records of CTOS or any of its subsidiaries to any person, for the purpose of such person using such information to evaluate a proposal for an Alternative Transaction, or (d) enter into or approve an Alternative Transaction or any agreement, arrangement or understanding, including, without limitation, any letter of intent, term sheet, voting support undertaking or other similar document, relating to an Alternative Transaction. Each Stockholder shall, and shall direct its Representatives to, immediately cease any existing activities, including discussions or negotiations with any third person, that may be ongoing as of the date of this Agreement with respect to an Alternative Transaction.

5.2. Superior Transaction Payment. If (i) the Investment Agreement shall have been terminated under circumstances in which the Investor is or may be entitled to receive the Termination Fee and (ii) within nine (9) months after the termination of the Investment Agreement, the Company shall have entered into a definitive agreement with respect to a Superior Proposal and such Superior Proposal is subsequently consummated (whether or not such consummation occurs within such nine (9) month period), then each Stockholder shall pay to (A) the Investor, within five (5) Business Days of such consummation, an amount equal to 10% of such Stockholder’s Profit (as hereinafter defined), if any, and (B) Sellers’ Representative, within five (5) Business Days of such consummation, an amount equal to 10% of such Stockholder’s Profit (as defined in Section 5.3), if any.

5.3. For purposes of this Section 5:

(a) “Alternative Transaction” means (i) a merger, consolidation or other business combination or similar transaction involving both the Company and CTOS or any of their respective subsidiaries, (ii) a tender or exchange offer by CTOS or any of its subsidiaries with respect to the equity securities of the Company or any of its subsidiaries, or (iii) the sale or purchase of (x) any of the equity interests of the Company, CTOS or any of their respective subsidiaries (other than, in each case, issuances or sales to, or purchases from, current or former employees or consultants of equity interests in the ordinary course of business) or (y) all or any material portion of the assets of the Company and its subsidiaries (collectively), or CTOS and its subsidiaries (collectively) (other than purchases or sales of inventory in the ordinary course of business), in all cases of clauses (i)-(iii) where such transaction involves CTOS or any of its affiliates on the one hand, and the Company or any of its affiliates, on the other hand. An Alternative Transaction shall not include the transactions contemplated by the Acquisition Agreement for so long as the Investment Agreement remains in effect.

(b) “CTOS” means Custom Truck One Source, L.P.

(c) “Current Transaction Consideration” shall, as to each Stockholder, mean the volume weighted average of the closing prices per share of the Common Stock as reported on the New York Stock Exchange for each of the ten (10) trading days immediately following public disclosure of the Contemplated Transactions, multiplied by the number of Stockholder Shares owned, beneficially or of record, by such Stockholder on the day before the date of such public disclosure.

(d) “Profit” of such Stockholder shall equal the excess (if any) of (i) the Superior Proposal Consideration over (ii) the Current Transaction Consideration.

(e) “Profit Share Recipient” means each of the Investor and the Sellers’ Representative.

(f) “Representatives” means a party’s stockholders, affiliates and subsidiaries and their and such party’s respective directors, officers, employees, agents, investment bankers, attorneys, accountants, consultants, advisors and other representatives.

(g) “Standstill Period” means the period beginning on the date of this letter agreement and ending on June 30, 2021.

(h) “Superior Proposal Consideration” shall mean the aggregate consideration received or to be received by such Stockholder and its Affiliates, directly or indirectly in respect of Stockholder Shares in connection with or as a result of such Superior Proposal, (i) including, (1) the net present value as of the date of consummation of such Superior Proposal of all deferred payments consideration, and (2) the value of all contingent payments, assuming for the purpose of determing such value that they have been paid as of the date of consummation of such Superior Proposal, and (ii) valuing any non-cash consideration (including any residual or remaining interest in the Company whether represented by the Stockholder Shares or other securities of the Company) at its fair market value as of the date of consummation of such Superior Proposal. The fair market value of any non-cash consideration consisting of:

(i) securities listed on a national securities exchange shall be equal to the volume weighted average of the closing prices per share of such security as reported on such exchange for each of the five (5) trading days prior to the date of consummation of such Superior Proposal; and

(ii) non-cash consideration which is other than securities of the type specified in subclause (i) above shall be equal to the amount a reasonable, willing buyer would pay a reasonable, willing seller, taking into account the nature and terms of such property as separately agreed to in good faith by the Investor or the Sellers’ Representative, as applicable, and each Stockholder. In the event a Profit Sharing Recipient and a Stockholder fail to agree within fifteen (15) Business Days as to the fair market value of such non-cash consideration, then such Profit Sharing Recipient and such Stockholder shall submit a proposal for determination, which determination shall be binding on all parties to the dispute, to a nationally recognized independent investment banking firm mutually agreed upon by the parties within ten (10) Business Days of the event requiring selection of such banking firm, and such bank shall be requested to select, within fifteen (15) Business Days following receipt of the last proposal, the proposal which is closest in value to the bank’s determination of fair market value and the value referred to in the selected proposal shall be the fair market value of such non-cash consideration binding on such Profit Sharing Recipient and such Stockholder; provided, however, that if the parties are unable to agree within five (5) Business Days after the date of the event requiring such selection as to the investment banking firm, then such Profit Sharing Recipient and such Stockholder shall each select one firm, and those firms shall select a third investment banking firm, which third firm shall make such determination, which determination shall be binding on all parties to this Agreement. The fees and expenses of the investment banking firm shall be borne by the party whose proposal is not selected by the relevant bank for the purpose of determining fair market value. Save for the foregoing, each party to the dispute shall be solely responsible for all fees, expenses, costs and charges incurred by or on behalf of it in connection with such determination.

5.4. In the event that the Company shall declare and pay a stock or extraordinary dividend or other distribution, or effect a stock split, reverse stock split, reclassification, reorganization, recapitalization, combination or other like change with respect to Stockholder Shares, the calculations set forth in this Section 5 shall be adjusted to reflect fully such dividend, distribution, stock split, reclassification, reorganization, recapitalization, combination or other like change and the value of any such dividend, distribution, stock split, reclassification, reorganization, recapitalization, combination or other like change (including any residual interest in the Company whether represented by the Stockholder Shares or other securities of the Company) shall be considered in determining the Profit as provided in this Section 5.

5.5. Any payment to the Profit Sharing Recipients hereunder shall be made in the same form as the consideration received by the applicable Stockholder from the Superior Proposal (and, if the consideration so received was in more than one form, then in the same proportion as the forms of consideration so received); provided, however, that each Stockholder shall pay in cash any amount of Profit attributed to Stockholder’s residual or remaining interest, if any, in the Company. Any payment to be made hereunder (i) in cash, shall be paid by wire transfer of immediately available funds to an account specified in writing by the applicable Profit Sharing Recipient, and (ii) in the form of securities or other property, shall be paid through delivery of the securities or other property received, suitably endorsed for transfer, and free and clear of any and all Liens (other than those imposed by, through or under the Superior Proposal or as required by law, as the case may be).

5.6. Each Stockholder agrees that, in connection with any Superior Proposal, the price per share of Common Stock received by, and the form of consideration or, if applicable, the right to make an election as to the form of consideration received by, such Stockholder in such Superior Proposal shall be identical to the price per share of Common Stock received by, and the form of consideration or, if applicable, the right to make an election as to the form of consideration received by, the other holders of Common Stock in connection with such Superior Proposal.

5.7. Notwithstanding anything else contained herein, in the case of any Superior Proposal that is not treated as a fully taxable transaction for U.S. federal income tax purposes where all equity interests in the Company held by Capitol Acquisition Founder IV, LLC (“Capitol Founder”) or Capitol Acquisition Management IV, LLC (“Capitol Management”) are converted to cash, the amount of cash or other property required to be delivered by Capitol Founder or Capitol Management, as applicable, to a Profit Share Recipient pursuant to this Section 5 shall be reduced by the amount of Tax (if any) that would be payable by Capitol Founder or Capitol Management, as applicable, in connection with its receipt and payment to such Profit Share Recipient of an amount of cash and other property equal to the portion of its Profit payable to such Profit Share Recipient, taking into account any contemporaneous tax savings (including reduced gain in connection with the Superior Proposal) resulting from payment over to such Profit Share Recipient, assuming for this purpose that Capitol Founder or Capitol Management, as applicable, is subject to the highest combined U.S. federal, state and local income tax rates applicable to an individual tax resident in New York, NY with respect to the type of income in question; provided that such Stockholder shall provide such Profit Share Recipient with a reasonable explanation and calculation of the Tax amount.

Section 6 General.

6.1. Notices. Any notices or other communications to any party required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person or sent by email or facsimile transmission (provided, that confirmation of email or facsimile transmission is obtained) prior to 5:00 p.m., local time of the receiving party, on a Business Day, or on the first Business Day following the date of delivery if sent by email or facsimile at or after 5:00 p.m., local time of the receiving party, (b) upon receipt by registered or certified mail, or (c) on the next Business Day if transmitted by national overnight courier, in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):

If to the Investor:

PE One Source Holdings, LLC
c/o Platinum Equity Advisors, LLC
360 North Crescent Drive, South Building
Beverly Hills, CA 90210

Attn: John Holland, General Counsel Email: jholland@platinumequity.com with a copy to (which shall not constitute notice):

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004
Attention: Kenneth A. Lefkowitz
Facsimile: +1 212 299-6557
Email: ken.lefkowitz@hugheshubbard.com

If to a Stockholder, at such Stockholder’s address set forth on Schedule I,

with a copy to (which shall not constitute notice):

Latham & Watkins LLP
555 11th Street, N.W., Suite 1000
Washington, D.C. 20004
Attention: Paul Sheridan and Bradley Faris
Email: paul.sheridan@lw.com and bradley.faris@lw.com

6.2. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by one or more of the parties and delivered to the other party/ies having signed a counterpart, it being understood that all parties need not sign the same counterpart. The exchange of copies of this Agreement and of signature pages by facsimile or in .pdf format by e-mail shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or in .pdf format by e-mail shall be deemed to be their original signatures for all purposes.

6.3. Entire Agreement; No Third Party Beneficiaries. This Agreement, including the documents and the instruments referred to herein (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and no party hereto is relying on any other oral or written representation, agreement or understanding and no party makes any express or implied representation or warranty in connection with the transactions contemplated by this Agreement other than as set forth in this Agreement, and (b) is not intended to confer upon any Person other than the parties hereto any rights or remedies; provided, however, that Sellers’ Representative is an express third party beneficiary of this Agreement and shall be entitled to specific performance of Stockholders’ obligations hereunder in accordance with Section 6.

6.4. Governing Law; Consent to Jurisdiction. This Agreement and any claim, controversy or dispute arising out of or relating to this Agreement and the transactions contemplated hereby, and/or the interpretation and enforcement of the rights and duties of the parties hereunder, shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would result in the application of the Laws of any other jurisdiction. Each of the parties irrevocably submits to the exclusive jurisdiction of the state courts of the Delaware Court of Chancery or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court located in the State of Delaware (and, in each case, any applicable appellate courts therefrom) for purposes of any Proceeding directly or indirectly arising out of or related in any way to this Agreement or the transactions contemplated hereby, and the interpretation and enforcement of the rights and duties of the parties under this Agreement (and agrees not to commence or support any Person in any such Proceeding relating thereto except in such courts). Each of the parties further irrevocably waives any objection which such party may now or hereafter have to the laying of the venue of any such Proceeding in such courts and shall not plead or claim in any such court that any such Proceeding brought in such court has been brought in an inconvenient forum. Service of process with respect thereto may be made upon any party by mailing a copy thereof by registered mail to such party at its address as provided in Section 6.1. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATED IN ANY WAY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES UNDER THIS AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY.

6.5. Amendments and Supplements. This Agreement may be amended or supplemented at any time by additional written agreements signed by the Investor and any one or more Stockholder(s), which written agreement(s) shall be effective against each of the parties that has signed such written agreement(s), as may be determined by such parties to be necessary, desirable or expedient to further the purpose of this Agreement or to clarify the intention of the parties.

6.6. Failure or Delay Not Waiver; Remedies Cumulative. No provision of this Agreement may be waived except by a written instrument signed by the party against whom such waiver is to be effective. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay on the party of any party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of any rights or remedies otherwise available.

6.7. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise without the prior written consent of the Investor (in the case of an assignment by any Stockholder) or each Stockholder (in the case of any assignment by the Investor). Any purported assignment in violation of the preceding sentence shall be null and void ab initio. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

6.8. Headings. The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.9. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

6.10. Specific Performance.

(a) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall, prior to termination in accordance with Section 6.15, be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, without proving actual damages, to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief and will not raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Stockholder under this Agreement and (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates).

(b) The parties hereto further agree that (i) by seeking the remedies provided for in this Section 6.10, no party shall in any respect waive it rights to seek any other form of relief that may be available to it under this Agreement (including damages) in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 6.10 are not available or otherwise are not granted, and (ii) nothing set forth in this Agreement shall require a party to institute any Proceeding (or limit a party’s right to institute Proceedings for) for specific performance under this Section 6.10 prior to pursuing any other form of relief referred to in the preceding clause (i).

6.11. WAIVER OF JURY TRIAL. EACH STOCKHOLDER AND THE INVESTOR ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE DOCUMENTS AND INSTRUMENTS REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF A STOCKHOLDER OR THE INVESTOR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT. EACH STOCKHOLDER AND THE INVESTOR CERTIFY AND ACKNOWLEDGE THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, LITIGATION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) IT MAKES THIS WAIVER VOLUNTARILY AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.11.

6.12. Costs and Expenses. Each party to this Agreement will pay his, her or its own costs and expenses (including legal, accounting and other fees) relating to the negotiation, execution, delivery and performance of this Agreement.

6.13. No Joint Venture. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. Except as otherwise provide in Section 2, no party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. Without in any way limiting the rights or obligations of any party hereto under this Agreement, prior to the consummation of the Closing and the Acquisition Closing (i) no party shall have the power by virtue of this Agreement to control the activities and operations of any other, and (ii) except as otherwise provided in Section 2, no party shall have any power or authority by virtue of this Agreement to bind or commit any other party. No party shall hold itself out as having any authority or relationship in contravention of this Section 6.13.

6.14. Public Announcements. Except as required by Law or by the requirements of any stock exchange on which the securities of any Stockholder or any of its Affiliates are listed, no Stockholder will make, or cause to be made, any press release or public announcement in respect of this Agreement or otherwise communicate with any news media with respect to the foregoing without the Investor’s prior written consent. Each Stockholder consents to and authorizes the publication and disclosure by the Company of such Stockholder’s identity and holding of the Stockholder Shares, and the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement, and any other disclosure document required in connection with the Investment, the Investment Agreement, or any transactions contemplated hereby or thereby.

6.15. Termination. This Agreement shall terminate on the earliest to occur of (a) the mutual agreement of each of the parties hereto and the Sellers’ Representative, (b) the consummation of the Closing and the Acquisition Closing and (c) the termination of the Investment Agreement in accordance with its terms; provided that (i) if the Investment Agreement is terminated under circumstances where the Investor is or may be entitled to receive the Termination Fee pursuant to Section 7.2(b) of the Investment Agreement, then (A) Section 5 shall survive any termination of this Agreement and (B) Section 4 shall survive so long as Section 5 survives, (ii) nothing herein shall relieve or release any party hereto from any obligations or liabilities for any willful or intentional breach of this Agreement prior to its termination and (iii) this Section 6 shall survive any termination of this Agreement.

6.16. Mutual Drafting; Interpretation. The provisions of Sections 1.2 and 7.4(i) of the Investment Agreement shall apply mutatis mutandis to this Agreement.

6.17. Capacity as Stockholder. Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of the Company, and not in such Stockholder’s or any of its Affiliates’ capacity as a director (including “director by deputization”), officer or employee of the Company, if applicable. Nothing herein shall be construed to limit or affect any actions or inactions by any representative of Stockholder serving as a director of the Company or any Subsidiary of the Company, acting in such person’s capacity as a director of the Company or any Subsidiary of the Company, including taking any action with respect to any Acquisition Proposal as a member of such Board (it being understood and agreed that the Investment Agreement contains provisions that govern the actions or inactions by the directors of the Company with respect to the Investment and the other Contemplated Transactions).

[The next page is the signature page]

IN WITNESS WHEREOF, the parties hereto have executed this Voting and Support Agreement as of the date first written above.

PE One Source Holdings, LLC

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: President and Treasurer

[Signatures continue on following pages]

NESCO Holdings, LP
By:	NESCO Holdings GP, LLP
Its:	General Partner

	By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: President

Energy Capital Partners III, LP
By:	Energy Capital Partners GP III, LP
Its:	General Partner

By:	Energy Capital Partners III, LLC
Its:	General Partner

	By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: Managing Member

Energy Capital Partners III-A, LP
By:	Energy Capital Partners GP III, LP
Its:	General Partner

By:	Energy Capital Partners III, LLC
Its:	General Partner

	By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: Managing Member

Energy Capital Partners III-B, LP
By:	Energy Capital Partners GP III, LP
Its:	General Partner

By:	Energy Capital Partners III, LLC
Its:	General Partner

	By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: Managing Member

Energy Capital Partners III-C, LP
By:	Energy Capital Partners GP III, LP
Its:	General Partner

By:	Energy Capital Partners III, LLC
Its:	General Partner

	By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: Managing Member

Energy Capital Partners III-D, LP
By:	Energy Capital Partners GP III, LP
Its:	General Partner

By:	Energy Capital Partners III, LLC
Its:	General Partner

	By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: Managing Member

Capital Acquisition Management IV, LLC

By:	/s/ Mark Ein
Name: Mark Ein
Title: Managing Member

Capital Acquisition Founder IV, LLC

By:	/s/ L. Dyson Dryden
Name: L. Dyson Dryden
Title: Member